Exhibit 99.2

WRITTEN STATEMENT OF THE WPS RESOURCES CORPORATION CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, I, the undersigned Senior Vice President and Chief Financial Officer of WPS Resources Corporation hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of WPS Resources Corporation for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of WPS Resources Corporation.

/s/ Joseph P. O'Leary

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Joseph P. O'Leary
Senior Vice President and Chief Financial Officer
WPS Resources Corporation

August 12, 2002